EXHIBIT 99.1

Mill City Ventures Announces $500 Million Equity Line Agreement to Accelerate Growth of Sui Treasury Strategy

Provides Clear Pathway for Raising Additional Cost-Effective Capital as Mill City Scales Publicly Traded SUI Treasury

WAYZATA, Minn. – August 1, 2025 – Mill City Ventures III, Ltd. ("Mill City" or the "Company") (NASDAQ: MCVT) today announced it has entered into an equity line agreement with A.G.P./Alliance Global Partners, as Investor, enabling Mill City to sell up to $500 million of the Company’s common stock at the Company’s sole discretion, subject to certain restrictions and closing conditions. Any proceeds from the equity line, which included no commitment fee, will be used to further the Company’s SUI treasury strategy.

Stephen Mackintosh, Chief Investment Officer of Mill City, stated, “This equity line is intended to give us the firepower to scale our position as the only Sui treasury on the market with an official Sui Foundation relationship. With half a billion in potential capital at favorable terms, we are positioned to capitalize on Sui’s possible growth while scaling SUI-per-share through an institutional-grade wrapper. This brings us one step closer to streamlining public market access to a next-generation blockchain.”

No Offer or Solicitation

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offering of the securities under the equity line agreement will be made pursuant to an effective registration statement.

About Mill City Ventures III, Ltd.

Mill City Ventures III, Ltd. is the sole publicly-traded company with an official Sui Foundation relationship, providing institutional-grade exposure to the Sui blockchain. The Company continues its specialty finance operations while serving as a SUI treasury vehicle. For more information about Mill City, please visit www.millcityventures3.com.

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Forward-Looking Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and these forward-looking statements are subject to various risks and uncertainties. Such statements include, but are not limited to, the Company’s anticipated use of the proceeds from the equity line, opportunities that the equity line will create, Sui’s capabilities as a blockchain and the opportunities Sui creates, the anticipated filing of a registration statement and the Company’s ability to cause it to be effective and maintain its effectiveness, and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, fluctuations in the market price of SUI and any associated impairment charges that the Company may incur as a result of a decrease in the market price of SUI below the value at which the Company’s SUI are carried on its balance sheet, changes in the accounting treatment relating to the Company’s SUI holdings, the Company’s ability to achieve profitable operations, government regulation of cryptocurrencies and online betting, changes in securities laws or regulations, customer acceptance of new products and services including our SUI treasury strategy, the risk that SUI is classified as a security under current or future regulatory frameworks and the risk that the Company is deemed an investment company as a result of its ownership of SUI, the demand for its products and its customers’ economic condition, the impact of competitive products and pricing, the lengthy sales cycle, proprietary rights of the Company, changes in applicable laws or regulations, and its competitors, general economic conditions and other risk factors detailed in the Company’s annual report and other filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company does not undertake any responsibility to update the forward-looking statements in this press release.

Contacts

Media: millcity@breakwaterstrategy.com

Investor Relations

Joseph A. Geraci, Chief Financial Officer

Mill City Ventures III, Ltd.

612-868-5815 | jg@millcityventures3.com

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